Exhibit 99.1

WeWork Announces CEO Transition

WeWork Board Member David Tolley to serve as Interim Chief Executive Officer

Chairman and CEO Sandeep Mathrani to step down effective May 26th

Company Reaffirms Q2 2023 Guidance

NEW YORK – BUSINESS WIRE – May 16, 2023 – WeWork Inc. (NYSE: WE) (“WeWork” or the “Company”), the leading global flexible space provider, today announced that Sandeep Mathrani will be stepping down as Chairman, CEO and as a director of WeWork effective May 26th. Current WeWork Board member David Tolley has been appointed as interim CEO and will work alongside WeWork’s President and Chief Operating Officer Anthony Yazbeck. Lead Independent Director Daniel Hurwitz will now serve as Chairman of the Board and lead a special committee to search for a permanent CEO.

Since joining WeWork as CEO in February 2020, Mathrani has led the Company through a historic transformation. Under Mathrani’s leadership, in the face of a global pandemic and challenging macroeconomic environment, WeWork has made significant progress in cutting costs, growing revenue across all business segments and establishing additional lines of revenue through new products including WeWork All Access and WeWork Workplace, while also restructuring and strengthening its balance sheet, and optimizing its global real estate portfolio. Highlights of the company’s progress under Mathrani’s leadership include:

•

Right-sized Cost Structure: Since Q4 2019 WeWork has eliminated over $2.3 billion of recurring costs, through reductions in SG&A, optimizing the global real estate portfolio and streamlining operating expenses.

•	Sequential Revenue Growth: While navigating the global pandemic, the Company has consistently grown revenue - reaching $849 million in Q1 2023 from $593 million in Q2 2021.

•

Restructured and Strengthened Balance Sheet: Through its recent debt restructuring the Company significantly deleveraged its capital structure by eliminating $1.2 billion in debt while also enhancing liquidity with over $1 billion in new funding and new and rolled capital commitments.

“It has been a privilege to lead WeWork during a notable transformation. Over the last three years we have restored the brand, grown revenue, right-sized the company, restructured our debt, and developed new product lines. I am grateful to have been able to lead such a resilient group of employees who through it all stepped up to meet and beat every challenge. I am firm in my belief that this is WeWork’s moment,” said Sandeep Mathrani, CEO and Chairman of WeWork. “Having worked with David Tolley over the last several months, I know that his financial acumen and leadership will keep WeWork moving forward as it continues to disrupt and lead the industry.”

“I am tremendously excited to join WeWork’s management team as the company continues to grow and progress towards free cash flow. I am also grateful to Sandeep for his work and insight to ensure this transition is seamless for our members, employees, and other stakeholders. Since joining the Board earlier this year, I have been impressed with the dedication and passion that the WeWork team brings to advancing our mission of empowering tomorrow’s world of work,” said David Tolley, incoming interim CEO and member of WeWork’s Board of Directors.

“We appreciate the tremendous work Sandeep has done for WeWork over the past three years. He successfully steered the company through the depths of the pandemic, introduced new revenue streams, and helped put WeWork on a path to profitability. We wish him all the best in his future endeavors. We are delighted that David will lead WeWork as interim CEO and will work with Daniel and the special committee to identify Sandeep’s permanent successor,” said Alex Clavel, CEO of SoftBank Group International.

“On behalf of the WeWork Board I want to thank Sandeep for his tireless and diligent efforts over the last three years. WeWork continues to move forward in all aspects of the business thanks to his vision, spirit and leadership, “ said Daniel Hurwitz, Chairman of WeWork’s Board of Directors.

The Company also reaffirmed its second quarter guidance provided on May 9, 2023. As stated in the Company’s Q1 2023 earnings press release, WeWork expects its second quarter 2023 revenue to be between $840 million to $865 million and Adjusted EBITDA to be $(10 million) to $15 million. The Company expects its available cash and cash equivalents at the end of the second quarter to be consistent with or slightly better than projections provided with its debt restructuring transactions.

About David Tolley

David Tolley has served as a director of WeWork since early 2023. He brings over 25 years of experience creating and executing strategies that increase corporate valuation, cash flow, and revenue. He most recently served as Chief Financial Officer at Intelsat S.A. from 2019 to 2022. Over the course of his career, Mr. Tolley has also served as Chief Financial Officer of OneWeb, was a private equity partner at Blackstone from 2000 to 2011, where he focused on investments in the communications and media industries, and was Vice President in the Investment Banking Division of Morgan Stanley. He currently serves on the Boards of Directors of DigitalBridge and KVH Industries. He holds a Master of Business Administration from Columbia Business School and a Bachelor of Arts in Economics and History from the University of Michigan.

About WeWork

WeWork Inc. (NYSE: WE) was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since then, we’ve become the leading global flexible space provider committed to delivering technology-driven turnkey solutions, flexible spaces, and community experiences. For more information about WeWork, please visit us at wework.com.

Source: We Work

Category: Investor Relations

Investor Relations:

Kevin Berry

investor@wework.com

Press:

Nicole Sizemore

press@wework.com

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, WeWork’s ability to refinance, extend, restructure or repay outstanding debt; its outstanding indebtedness; its liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; WeWork’s expectations regarding its ability to continue as a going concern; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; its current and projected liquidity needs; changes in general economic conditions, including as a result of the COVID-19 pandemic and the conflict in Ukraine; WeWork’s expectations regarding its exits of underperforming locations, including the timing of any such exits and our ability to retain our members; delays in customers and prospective customers returning to the office and taking occupancy, or changes in the preferences of customers and prospective customers with respect to remote or hybrid working, as a result of the COVID-19 pandemic leading to a parallel delay, or potentially permanent change, in receiving the corresponding revenue; the impact of foreign exchange rates on WeWork’s financial performance; and WeWork’s inability to implement its business plan or meet or exceed its financial projections. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission. WeWork undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

Use of Non-GAAP Financial Measures and Other Performance Indicators

This press release includes Adjusted EBITDA on a forward-looking basis, which is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). This financial measure is not a measure of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, this measure should not be considered in isolation or as an alternative to net loss or other measures of profitability, liquidity or performance under GAAP. You should be aware that WeWork’s presentation of this measure may not be comparable to similarly titled measures used by other companies, which may be defined and calculated differently. WeWork believes that this non-GAAP measure of financial results on a forward-looking basis provides useful supplemental information to investors about WeWork. WeWork’s management uses forward-looking non-GAAP measures to evaluate WeWork’s projected financials and operating performance. Additionally, to the extent that a forward-looking non-GAAP financial measures is provided, it is presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

Non-GAAP Financial Definition

Adjusted Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization

(“Adjusted EBITDA”).

We supplement our GAAP results by evaluating Adjusted EBITDA, a non-GAAP measure. We define “Adjusted EBITDA” as net loss before income tax (benefit) provision, interest and other (income) expense, net depreciation and amortization, stock-based compensation expense, expense related to stock-based payments for services rendered by consultants, income or expense relating to the changes in fair value of assets and liabilities remeasured to fair value on a recurring basis, expense related to costs associated with mergers, acquisitions, divestitures and capital raising activities, legal, tax and regulatory reserves or settlements, significant legal costs incurred by WeWork in connection with regulatory investigations and litigation regarding WeWork’s 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions, as defined in Note 1 of the Notes to the Consolidated Financial Statements included in our Annual Report for the year ended December 31, 2022, net of any insurance or other recoveries, significant non-ordinary course asset impairment charges and restructuring and other related (gains)/costs.

Preliminary Financial Information

We report our financial results in accordance with U.S. generally accepted accounting principles. All projected financial information and metrics in this press release are preliminary. These estimates are not a comprehensive statement of our financial position and results of operations. There is no assurance that we will achieve our forecasted results within the relevant period or otherwise.